LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement") is entered into on this 22 day of April, 2003, by and between Dialysis Corporation of America, a Florida
corporation ("Corporation"), and [     ], M.D., an individual licensed
to practice medicine in the State of Virginia ("Borrower").

                                    RECITALS

     WHEREAS, Corporation and operates dialysis facilities in a number of states and plans to establish and operate a dialysis facility serving residents of Essex County, Virginia; and

     WHEREAS, Corporation has identified a need for qualified physicians specializing in nephrology to serve residents of Essex County who require professional nephrology services and further believes that shortage will
be exacerbated by the pending retirement of [     ], M.D. ("Dr.
[     ]"), a nephrologist practicing in [     ], Virginia;

     WHEREAS, Borrower is duly licensed and able to provide professional
nephrology services and desires to acquire Dr. [     ]'s practice and to
provide services for the residents of Essex County, but requires financial assistance to do so;

     WHEREAS, Corporation believes that providing financial assistance to Borrower will ensure that sufficient medical care is available to residents of Essex County who require professional nephrology services;

     WHEREAS, Corporation has agreed to provide Borrower with assistance in the form of a fair market value, interest-bearing loan ("Loan"), in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Corporation and Borrower agree as follows:

     1. Obligations of Corporation.
        --------------------------

         1.1 Loan Amount.  Corporation agrees to loan Borrower the amount
             -----------
necessary to purchase Dr. [     ]'s medical practice, up to the maximum amount
of [     ] Dollars ($[     ]) ("Loan"), in the
manner provided herein.  Corporation will make disbursements of the Loan
immediately prior to the date payments are due to Dr. [     ] pursuant to the
agreement between Borrower and Dr. [     ].  Borrower will provide Corporation
with a copy of such agreement and such other documents Corporation reasonably requests. Borrower shall execute a Promissory Note and Security Agreement in the form attached hereto as Exhibit A prior to the initial disbursement of the Loan. Notwithstanding the foregoing, Corporation shall not be required to make any disbursement in the event of an Event of Default or of a violation of any of the covenants or obligations of Borrower, as set forth in this Agreement. The parties expressly acknowledge and agree that any amounts paid by Corporation under this Agreement to Borrower shall be a loan that is repayable in full, plus interest, in accordance with this Agreement.

         1.2 Interest.  The principal outstanding balance of the Loan shall
             --------
bear interest and be payable pursuant to the terms and conditions of the Note, defined below. The parties agree that such rate of interest is consistent with fair market value in an arms-length transaction.

     2. Obligations of Borrower.
        -----------------------

         2.1 Repayment. Borrower is obligated to repay the full Loan
             ---------
(principal amount plus interest) to Corporation in accordance with the terms of the Note and to execute all documents and certifications required of Borrower pursuant to this Agreement or as reasonably requested by Corporation.

         2.2 Loan Documents.  To secure Corporation's interests, this Loan
             --------------
shall be documented by this Agreement, that certain Promissory Note and Security Agreement ("Note") dated contemporaneously with this Agreement, a completed and executed Form UCC-l and such other documentation as Corporation shall reasonably require to protect its interests (collectively, "Loan Documents").

     3. Default.
        --------

         3.1 Events of Default.  The following events shall constitute events
             -----------------
of default ("Events of Default") under this Agreement:

              3.1.1 Borrower shall breach any covenant or fail or refuse to perform his, her or its obligations under this Agreement or any of the other Loan Documents, and such breach, failure or refusal shall continue for a period of thirty (30) days after receipt of written notice from Corporation;

              3.1.2 The institution of criminal or administrative proceeding against Borrower that could result in the exclusion from her participation in the Medicare or Medicaid programs;

              3.1.3 Dishonest or fraudulent conduct of Borrower involving the provision of professional services; and

              3.1.4 The insolvency, appointment of a receiver, or assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower.

         3.2 Occurrence of an Event of Default.  Upon the occurrence of any
             ---------------------------------
Event of Default:

              3.2.1 The then remaining outstanding balance of the Note shall, at the option of Corporation, and without demand or notice of any kind, immediately become due and payable in full in cash;

              3.2.2 Corporation may thereafter, from time to time, without demand or notice of any kind, appropriate and apply toward the payment of the Note and in such order of application as Corporation may from time to time elect, any and all balances, credits, deposits, accounts or moneys of or in the name of Borrower then or thereafter in the possession of Corporation; and

              3.2.3 Corporation, at its option, may pursue such other remedies as may be available to it under this Agreement or any applicable law.

         3.3 Prevailing Party.  In the event it is necessary to take any
             ----------------
action to enforce the provisions of this Agreement or the Note by any party, the party prevailing in such action shall be entitled to recover from the other party reasonable attorney's fees and any other costs which shall be fixed by the court as part of the cost assessed to the party liable under this Agreement or the Loan Documents in any such action.

     4. Termination.  This Agreement shall terminate upon the payment in full
        -----------
by Borrower to Corporation of all Loan amounts, including the principal amount and interest accrued, due and owing under the Note, this Agreement and the other Loan Documents.

     5. Confidentiality.  Borrower and Corporation shall maintain as strictly
        ---------------
confidential, and not disclose, the contents of this Agreement to any third party, except for lenders of either of them, and professional advisors and consultants of either of them, and/or as otherwise required by law or regulation. The provisions of this Section 5 shall survive termination of this Agreement.

     6. Assignment.  Borrower shall not have the right to assign any right or
        ----------
to delegate any duty under this Agreement, without the prior written consent of Corporation. Corporation may assign any of its rights and delegate any of its obligations under this Agreement to any of its direct or indirect parent or subsidiary corporations, divisions or affiliates now or hereafter existing without the consent of Borrower.

     7. Notices.  All notices and other communications required or permitted
        -------
to be given hereunder shall be in writing and shall be considered given and delivered when personally delivered to a party or delivered by courier or deposited in the United States mail, postage prepaid, return receipt requested, properly addressed to a party at the address set forth below, or at such other address as such party shall have specified by notice given in accordance herewith:

If to the Corporation:                 Dialysis Corporation of America
                                        1344 Ashton Road, Suite 201
                                        Hanover, Maryland  21076
                                       Attention:  Stephen Everett

If to the Borrower:                    To the name and address indicated on
                                       the signature page of this Agreement
                                       and to [
                                            ],
                                       Virginia [     ]

     8. Governing Law.  This Agreement shall be construed, and the rights and
        -------------
liabilities of the parties determined, in accordance with the internal laws of the State of Maryland; provided however, that the conflicts of law principles of the State of Maryland shall not apply to the extent that they would operate to apply the laws of another state.

     9. Time.  Time is of the essence of the Agreement, the Note and all other
        ----
Loan Documents and of the performance of all obligations under such documents.


     10. Amendments.  This Agreement may be amended only by a writing signed
         ----------
by both parties setting forth the nature of such amendment.


     11. Waiver of Breach.  A party's failure, at any time, to require
         ----------------
performance by the other party of any provision of this Agreement shall not constitute a waiver or affect or diminish any right of the party after such failure to demand such performance. Any suspension or waiver of a failure or default under this Agreement shall not suspend, waive or affect any other failure or default under this Agreement, whether the same is prior or subsequent to or of the same or a different type. None of the undertakings, agreements, warranties, covenants and representations contained in this Agreement and no failure or default under this Agreement shall be deemed to have been suspended or waived unless such suspension or waiver is by an instrument in writing signed by the suspending or waiving party and directed to the other party specifying such suspension or waiver.

     12. Severability.  In the event any term or provision of this Agreement
         ------------
is rendered invalid or unenforceable, or declared null and void by any court of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect.

     13. Headings.  The section headings contained in this Agreement are for
         --------
reference purposes only and should not affect in any way the meaning or interpretation of this Agreement.

     14. Prior Agreements.  This Agreement, together with the Note and other
         ----------------
Loan Documents, constitutes the complete agreement of the parties with respect to the subject matter of this Agreement and shall supersede and render null and void all prior agreements between the parties regarding the subject matter of this Agreement.

     15. Disclaimer Regarding Referrals.  Borrower is not required to make
         ------------------------------
referrals to, be in a position to make or influence referrals to, or otherwise generate business for Corporation, the Dialysis Facility, or any affiliate of Corporation, as a condition of receiving the benefits provided in this Agreement. Furthermore, the benefits pursuant to this Agreement or any other arrangement between or among the parties are set out in advance, are consistent with fair market value in arms-length transactions and are not determined in a manner that takes into account the volume or value of any referrals or of any other business that may be generated between the parties. Nothing in this Agreement shall be interpreted to prevent Borrower from obtaining or maintaining medical staff privileges at any facility.

     16. Relationship. In performing this Agreement, Borrower and Corporation
         ------------
shall at all times be acting as independent contractors, and nothing in this Agreement shall authorize any party to act as general or special agent of any other in any respect, except as may be specifically set forth in this Agreement, the Note or any other Loan Document.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


DIALYSIS CORPORATION OF AMERICA        [     ], M.D.

   /s/ Stephen W. Everett                 /s/ [     ], M.D.
By:-------------------------------     -----------------------------------
Its   President                                   (Signature)
                                       [     ]
                                       -----------------------------------
                                       (Address Line 1)

                                       [     ], Virginia [     ]
                                       -----------------------------------
                                       (Address Line 2)


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